Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Witness Systems, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-33250, No. 333-107236, No. 333-67416, No. 333-122411, and No. 333-127397) on Form S-8 and in the registration statement (No. 333-122410) on Form S-3 of Witness Systems, Inc. of our reports dated March 16, 2006, with respect to the consolidated balance sheets of Witness Systems, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Witness Systems, Inc.  Our report dated March 16, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, expresses our opinion that Witness Systems, Inc. did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that:  The Company’s policies and procedures over account reconciliations and management’s reviews of estimates and account balances were not designed to a sufficient level of precision to prevent or detect misstatements that could have a material effect on the consolidated financial statements.  As a result, there were errors to the consolidated financial statements that were not identified or recorded by management.  This deficiency resulted in more than a remote likelihood that a material misstatement to the consolidated financial statements would not be prevented or detected.

/s/ KPMG LLP

Atlanta, Georgia
March 16, 2006